Exhibit 10.15

CLIFFORD CHANCE LLP

MAN GROUP PLC

AND

MF GLOBAL LTD

TRADE MARK AGREEMENT

This Agreement is made on                      2007

BETWEEN:

(1)	MAN GROUP PLC, a company incorporated under the laws of England, whose registered office is at Sugar Quay, Lower Thames Street, London, EC3R 6DU (Registered in England No. 2921462) (“MGP”); and

(2)	MF GLOBAL LTD., a company incorporated under the laws of Bermuda, whose registered office is at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda (Registered in Bermuda No. 39998) (“MF Global”).

WHEREAS:

(A)	Pursuant to an agreement (the “Master Separation Agreement”) dated on or about the date of this Agreement between MGP and MF Global, the parties agreed to the Separation in relation to the IPO of MF Global (as each term is defined in the Master Separation Agreement).

(B)	MF Global and its Affiliates require, and MGP wish to grant, a licence to use the Trade Mark (as defined hereinafter) on a transitional basis on and following the date of the IPO on the terms of this Agreement.

1.	INTERPRETATION

1.1	In this Agreement, the following capitalised terms shall have the following meanings, unless otherwise indicated.

“Affiliate” means, in relation to a party, any company, partnership or other entity which from time to time Controls, is Controlled by or is under the common Control with that party. For the purposes of this Agreement, (a) MF Global and its Controlled Affiliates shall not be deemed to be Affiliates of MGP and (b) MGP and its Controlled Affiliates shall not be deemed to be Affiliates of MF Global;

“Agreement” means the terms of this agreement, including any Schedules;

“Business” means the business operated by MF Global and its Affiliates as at the Effective Date and as reasonably expanded from time to time;

“Canadian Sub-Licence” means the agreement entitled Trademark Sub-License Agreement dated 1 February 2006 between Man Financial Holdings Canada Limited, Man Financial Canada Co and MGP;

“Control” means the beneficial ownership of more than 50 per cent of the issued share capital, or the legal power to direct or cause the direction of the general management, of the company, partnership or other person in question, and “Controlled” shall be construed accordingly;

“Core MF Domain Names” means those domain names set out in Part B of Schedule 1;

“Effective Date” means the effective date of the closing of the IPO;

“Existing Subsidiaries” means those subsidiaries and associates of MF Global set out in Schedule 2;

“German IB Agreement” means that agreement dated 3 January 2002 between Man Financial Limited and Man Metals Vermittlungsgesellschaft GmbH;

“Indonesian Agreement” means that agreement entitled Memorandum of Agreement dated 7 February 2007 between Man Financial (S) Pte Ltd and PT Ciptadana Capital;

“IPO” has the meaning given to it in the Master Separation Agreement;

“Man Group Restricted Activity” has the meaning given to it in clause 3 of the Master Separation Agreement;

“MF Global Affiliates” means any Affiliate of MF Global;

“MF Domain Names” means those domain names set out in Part A of Schedule 1;

“M Logo” means the logo set out in Schedule 3;

“Separation” has the meaning given to it in the Master Separation Agreement;

“Strapline” means the strapline “taking Man Financial into the future” or such other straplines as are agreed to by MGP in accordance with clause 3.4;

“Taiwan Licence” means that agreement dated 30 March 2006 between MGP and Polaris Man Financial Futures Co., Ltd;

“Territory” means the world; and

“Trade Mark” means the name “MAN” in plain script.

1.2	In this Agreement words importing the singular include the plural and vice versa and words importing gender include any other gender.

1.3	The headings of clauses are for ease of reference and shall not affect the construction of this Agreement.

1.4	Any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision which is in force at the date of this Agreement.

1.5	Any reference to a statute or statutory provision shall include such statute or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Agreement.

1.6	The words “include”, “includes” and “including” and any words following them shall be construed without limitation to the generality of any preceding words or concepts and vice versa.

1.7	In this Agreement, unless the context otherwise requires, a reference to a person or party shall, at any time when such person or party is treated as a member of a group for VAT purposes, include (where appropriate) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

1.8	In the event of an inconsistency between the terms of a Schedule to this Agreement and the other terms of this Agreement, the terms of the Schedule shall have precedence.

2.	CONDITION PRECEDENT

2.1	Condition Precedent

With the exception of this clause 2.1 and clauses 16 (Disputes and Arbitration) and 18 (General) (which will become effective on the date of signature of this Agreement), the remainder of this Agreement will only take effect if the IPO occurs, and is conditional on the IPO taking effect. If the foregoing condition does not occur by 30 June 2008 (or such later date as the parties may agree in writing), this Agreement will terminate automatically.

3.	STRAPLINE

3.1	With effect from the Effective Date, MGP hereby grants MF Global a non-exclusive, royalty-free licence to use the Trade Mark in the Territory in respect of the Man Group Restricted Activities solely as part of the Strapline for a period of six (6) months, unless terminated earlier as provided herein. Such licence includes the right to grant sub-licenses solely to MF Global Affiliates (for so long as such persons remain MF Global Affiliates). MF Global shall remain responsible to MGP for the acts or omissions of its sub-licensees and shall indemnify MGP in respect of any damages, losses, liabilities, costs or expenses suffered by MGP as a result of any act or omission by a sub-licensee in its capacity as a sub-licensee.

3.2	The Strapline shall only be used:

3.2.1	in plain script and in conjunction with and immediately following the name “MF Global” or “MF Global Limited” and the name “MF Global” or “MF Global Limited” will always appear with prominence which is equal to or greater than that of the Strapline; and

3.2.2	on stationery, business cards, contracts and general office supplies and forms used in the ordinary course of business as well as any advertising and promotional material issued by MF Global and on web-sites operated by MF Global.

3.3	MGP shall have the right, upon reasonable notice, to require samples to be provided of all advertising and promotional material (and other documentation which MGP might reasonably request) on which the Strapline is used in order to monitor its compliance with clause 3.2.

3.4	MF Global shall be permitted to use other similar straplines that incorporate the Trade Mark, provided it has obtained the prior written consent of MGP for such use (such consent not to be unreasonably withheld).

3.5	During the term of the licence granted in clause 3.1 MF Global shall as far as reasonably practicable provide its services to the same standard and level of quality as such services were provided by the business operated by MF Global in the 12 month period prior to the Effective Date.

4.	DOMAIN NAMES

4.1	As soon as reasonably practicable after the Effective Date, MF Global shall (to the extent that it has not already done so) transfer or procure that the MF Global Affiliates, (or, in each case, its employees, sub-contractors or agents), transfer to MGP (or to its designee) ownership of:

4.1.1	the MF Domain Names; and

4.1.2	any other domain names registered in the name of MF Global or a MF Global Affiliate (or, in each case, any of its employees, sub-contractors or agents) at the date of this Agreement that incorporate the Trade Mark.

4.2	With effect from the Effective Date, MGP hereby grants MF Global a non-exclusive, royalty-free licence to use the Trade Mark in the Territory in respect of the Man Group Restricted Activities as part of the MF Domain Names for a period of two (2) years (the “Domain Name Term”), unless terminated earlier.

4.3	For the duration of the Domain Name Term, MF Global shall procure that:

4.3.1	the websites to which the MF Domain Names point are re-branded with MF Global material; and

4.3.2	when users arrive at the websites to which the MF Domain Names point, the user will see a pop-up or similar screen (the “Pop-up”) containing the text set out in Schedule 4.

4.4	If within three (3) months after Separation, MF Global has not, in the reasonable opinion of MGP, implemented the actions in clause 4.3 in respect of any of the MF Domain Names, MGP shall be entitled to point those MF Domain Names to a redirect website containing the text set out in Schedule 5 (the “Redirect Website”).

4.5	The MF Domain Names shall not be used for any commercial purpose, including reproduction, display or distribution on any website, or by hyperlink to any domain name or website, or on MF Global’s promotional and other literature.

4.6	MF Global acknowledges and agrees that MGP is entitled to the ownership of all right, title and interest in the MF Domain Names. Save as permitted in this clause 4, MGP shall not use the MF Domain Names for any commercial purpose, including reproduction, display or distribution on any website, or by hyperlink to any domain name or website, or on MGP’s promotional and other literature.

4.7	During the Domain Name Term, MF Global shall as far as reasonably practicable provide its services to the same standard and level of quality as such services were provided by the business operated by MF Global in the 12 month period prior to the Effective Date.

4.8	For the duration of the Domain Name Term, MGP shall:

4.8.1	pay such renewal fees in relation to each of the MF Domain Names as are necessary to maintain their registration for the Domain Name Term; and

4.8.2	use its reasonable endeavours to provide MF Global with information regarding internet traffic to the MF Domain Names.

4.9	At the end of Domain Name Term, MGP shall:

4.9.1	point each of the MF Domain Names to the Redirect Website until their registration expires; and

4.9.2	pay such renewal fees in relation to each of the Core MF Domain Names as are necessary to maintain their registration for a further eight (8) years from the end of the Domain Name Term.

4.10	For the avoidance of doubt, at the end of Domain Name Term, MGP shall be entitled to lapse the registration of all the MF Domain Names other than the Core MF Domain Names.

5.	EXISTING SUBSIDIARIES

5.1	With effect from the Effective Date, MGP hereby grants MF Global a non-exclusive, royalty-free licence in the Territory to sub-licence the Trade Mark to the Existing Subsidiaries for use in respect of the Man Group Restricted Activities as part of their respective existing legal and trade names for a period of six (6) months (save where the provision of such Man Group Restricted Activities is not permitted under the Master Separation Agreement), unless terminated earlier. MF Global shall remain responsible to MGP for the acts or omissions of its sub-licensees and shall indemnify MGP in respect of any damages, losses, liabilities, costs or expenses suffered by MGP as a result of any act or omission by a sub-licensee in its capacity as a sub-licensee.

5.2	MF Global shall procure that at the end of the licence granted in clause 5.1 the Existing Subsidiaries have changed their respective legal and trade names so that they do not incorporate the Trade Mark (or anything confusingly similar).

6.	MNEMONIC

6.1	As soon as reasonably practicable after the Effective Date, MF Global shall use its reasonable endeavours to procure that the exchanges and clearing houses in which MF Global conducts trading and exchange activities cease use of the mnemonic “MAN” and change its mnemonic to one that does not incorporate the Trade Mark (or anything confusingly similar).

7.	GOODWILL IN AND USE OF THE TRADE MARK

7.1	The parties acknowledge that any use that MF Global or the MF Global Affiliates or any of their respective licensees have made of the Trade Mark prior to the date of this Agreement has been made with the express or implied consent of MGP or has otherwise been authorised by MGP as the owner of the Trade Mark. The parties further acknowledge that any goodwill that may subsist or that may be relied upon or invoked as a result of such use of the Trade Mark by MF Global or any of the MF Global Affiliates (or their sub-licensees) prior to the date of this Agreement accrued to the sole benefit of MGP. MF Global acknowledges that all rights and goodwill in the Trade Mark arising from use of the Trade Mark by MF Global, the MF Global Affiliates or any of MF Global’s sub-licensees under this Agreement shall accrue to MGP. In consideration of the rights granted to it under this Agreement, MF Global hereby assigns and agrees to procure the assignment by the MF Global Affiliates and its sub-licensees to MGP, to take effect upon expiry or termination of this Agreement, any and all rights which they have acquired or may acquire in the Trade Mark.

7.2	MF Global will not (and will procure that its Affiliates or its sub-licensees will not) use the Trade Mark (or any mark confusingly similar) (save as expressly permitted by this Agreement) or the M Logo at any time in the future as part of its corporate name, trading names, domain names, trade or service marks.

7.3	For the avoidance of doubt, the parties agree that the name “MF Global” is not confusingly similar for the purposes of clause 7.2.

7.4	For a period of two (2) years from the date hereof MGP will not use the names “Man Financial” or “Man Securities” in connection with any financial services business and thereafter for a period of ten (10) years from the date hereof MGP will not use the names “Man Financial” or “Man Securities” in connection with brokerage, execution or clearing services for the Man Group Restricted Activities but for the avoidance of doubt this clause 7.4 shall not prevent MGP from using the Trade Mark whether alone or in conjunction with another word (other than “Financial” or “Securities”) in relation to any financial services business unless prohibited from doing so under the Master Separation Agreement.

8.	TRADE MARK REGISTRATIONS

8.1	MGP does not give any warranties or make any representations in relation to the Trade Mark including as to the validity or enforceability of any Trade Mark or the likelihood of any applications for the Trade Mark to proceed to grant, or that the use of the Trade Mark will not infringe the intellectual property or other rights of any third party.

8.2	MF Global shall not register nor apply to register a trade mark or a domain name which incorporates, contains or consists of the Trade Mark, or any name or mark confusingly similar thereto anywhere in the world, unless permitted by MGP.

8.3	MF Global shall assign and shall procure that any of the MF Global Affiliates assign to MGP any existing trade mark applications or registrations in its (or any of the MF Global Affiliates name, as the case may be) for any marks which include the Trade Mark (including any translations) or the “M” logo whether alone or in combination with any other words or as part of any logo.

8.4	At the request and expense of MF Global and to the extent not already done so, MGP shall register and prosecute all existing applications for the name “Man Financial” as a trade mark in respect of any goods or services and shall take all reasonable steps to maintain and preserve all such applications and registrations. MGP shall be under no obligation to register the Trade Mark as a trade mark in respect of any goods or services.

8.5	MF Global shall provide, at MGP’s request and expense, reasonable assistance to MGP, in support of any application by MGP to register as a trade mark the Trade Mark or any mark which includes the Trade Mark or the defence to any opposition or application brought by any third party challenging any of MGP trade mark applications or registration in respect of such marks.

9.	INFRINGEMENTS

9.1	If MF Global becomes aware of any infringement or suspected infringement of the Trade Mark by a third party (including, for the avoidance of doubt, but not limited to the use of the Trade Mark in a domain name) (each an “Unauthorised Use”), it shall immediately notify MGP. Subject to clause 9.4, MF Global shall not, without MGP’s prior written authorisation, threaten any third party or bring any proceedings against any person in respect of any Unauthorised Use.

9.2	MGP shall decide, in its absolute discretion, what action if any to take in connection with any Unauthorised Use. If MGP decides to take any action (whether through legal proceedings or otherwise) in connection with any such Unauthorised Use, and unless agreed otherwise by the parties in respect of any specific case, MGP shall have sole control of the conduct of any such action at its cost, subject to the continuing rights of MF Global hereunder.

9.3	If called upon in writing by MGP, MF Global shall provide all assistance and co-operation that MGP may reasonably require in the conduct of any action in relation to an Unauthorised Use (including becoming a party to such action, the provision of documentation, information and evidence and making relevant personnel available) provided that MGP indemnifies MF Global against any loss, cost or expense (including reasonable attorney’s fees) reasonably incurred by MF Global in connection therewith. MGP shall be entitled to any award of damages or costs which may be paid or awarded as a result of any such action.

9.4

If MGP decides not to pursue any action in relation to any Unauthorised Use which relates to the Man Group Restricted Activities then it shall notify MF Global within 7 days of such decision and MF Global shall be entitled to pursue such action at its own expense with the prior written consent of MGP (such consent not to be unreasonably withheld or delayed). MGP shall provide all assistance and co-operation that MF Global may reasonably require in the conduct of any action in relation to any Unauthorised Use (including becoming a party to such action, the provision of documentation, information and evidence and making relevant personnel available), provided that MF Global indemnifies MGP against any loss, cost or expense reasonably incurred by MGP in connection therewith. The parties shall share any award of damages or costs made pursuant to any such proceeding in such manner as is fair and reasonable between the parties.

10.	THIRD-PARTY CLAIMS

10.1	If any claim is brought or threatened against MF Global or any of its sub-licensees in respect of their use of the Trade Mark (each an “Adverse Claim”), MF Global shall immediately notify MGP in writing giving detailed particulars of such Adverse Claim. MF Global shall not and shall procure that its Affiliates and sub-licensees do not make any comment or admission to any third party in respect of any such Adverse Claim, without the prior consent of MGP.

10.2	The parties shall consult each other as to how to deal with any Adverse Claim, whether it should be resisted and how they wish to conduct any proceedings (including how they wish to allocate the costs). If the parties fail to reach agreement, MF Global shall be entitled to take such action to defend itself as it sees fit and at its own cost and risk and shall indemnify MGP against any losses, costs or expenses incurred by MGP in connection with such action. MF Global shall not be entitled in any event to bring any proceedings or make any comments, concessions, admissions or allegations on behalf of MGP in connection with such Adverse Claim or in any other respect.

11.	THIRD-PARTY AGREEMENTS

11.1	MF Global shall procure that as soon as reasonably practicable after the Effective Date Man Financial (S) Pte Limited shall issue a request pursuant to clause 2.1(i) of the Indonesian Agreement requiring that the Company (as defined in the Indonesian Agreement) cease to use the name “Man Financial” or any other name that it has adopted pursuant to clause 2.1(f) of the Indonesian Agreement which includes the Trade Mark.

11.2	MF Global shall as soon as reasonably practicable after the Effective Date procure that Man Financial Limited shall issue mandatory guidance to Man Metals Vermittlungsgesellschaft GmbH pursuant to clause 2(e) of the German IB Agreement prohibiting Man Metals Vermittlungsgesellschaft GmbH from any further use of the Trade Mark or any device or logo incorporating the Trade Mark and requiring Man Metals Vermittlungsgesellschaft GmbH to change its name to one which does not include the Trade Mark.

11.3	MF Global shall as soon as reasonably practicable after the Effective Date procure that Man Financial Holdings Canada Limited shall notify Man Financial Canada Co that as of the Effective Date the term of the Canadian Sub-licence has expired under clause 4.1 of the Canadian Sub-licence. For the avoidance of doubt, Man Financial Canada Co shall have the same rights granted to the other MF Global Affiliates under this Agreement.

11.4	In any event MF Global shall procure that the relevant counterparty to the Indonesian Agreement, the German IB Agreement and the Canadian Sub-licence shall cease all use of the Trade Mark within six (6) months of the Effective Date.

11.5	MF Global shall use its reasonable endeavours to procure that Polaris Refco Futures Co shall cease all use of the Trade Mark under the Taiwan Licence within one (1) year of the Effective Date.

12.	TERMINATION

12.1	Termination by MGP for cause

MGP may terminate this Agreement immediately in its entirety:

12.1.1	for a material breach by MF Global which is not capable of being remedied or, in the case of a material breach capable of being remedied, if such material breach has not been remedied within 30 days from the date of written notice requiring it to do so;

12.1.2	for insolvency of MF Global; or

12.1.3	if MGP is required to terminate this Agreement by law or regulatory requirement (including where MGP’s lead financial services regulator requires the same).

12.2	Termination by MGP for change in control of MF Global

12.2.1	MGP may terminate the entire Agreement by giving MF Global at least 30 days’ notice if a third party (excluding MGP or any of its Affiliates) acquires Control of MF Global (whether directly or indirectly) at any time following the IPO. For clarity, the IPO itself will not be considered a change of Control event for the purposes of this clause.

12.2.2	MGP’s right under this clause 12.2 must be exercised within 30 days of such acquisition coming to MGP’s attention, following which such right will lapse automatically and irrevocably.

12.3	Termination by MF Global for cause

MF Global may terminate the entire Agreement immediately in its entirety:

12.3.1	for a material breach by MGP which is not capable of being remedied or, in the case of a material breach capable of being remedied, if such material breach has not been remedied within 30 days from the date of written notice requiring it to do so (provided that if MF Global elects not to terminate in the event of a material breach by MGP that shall not prejudice its right to the remedies which it is otherwise entitled to at law);

12.3.2	for insolvency of MGP; or

12.3.3	if MF Global is required to terminate this Agreement by law or regulatory requirement (including where MF Global’s lead financial services regulator requires the same).

13.	CONSEQUENCES OF TERMINATION

13.1	Obligations on termination

13.2	On termination of this Agreement for any reason:

13.2.1	MF Global shall immediately cease, and shall procure that the MF Global Affiliates and sub-licensees immediately cease, any and all use of the Trade Mark;

13.2.2	MF Global shall procure that as soon as reasonably practical all of its Existing Subsidiaries which have not already done so shall change their names to a name which does not include the Trade Mark (or anything confusingly similar)

13.2.3	MF Global shall immediately cease, and shall procure that the MF Global Affiliates and sub-licensees cease, use of the MF Domain Names and shall, as soon as reasonably practical, transfer ownership of the domain names referred to in clause 4.1 to MGP.

13.3	Survival of terms

This clause 13, clause 16 (Dispute and Arbitration), clause 18.1 (Confidentiality) and clause 18.11 (Governing Law and Jurisdiction) and any term of this Agreement which is expressed or by its nature intended to survive termination of this Agreement, and together with those clauses the survival of which are necessary for the interpretation of this Agreement, shall survive termination of this Agreement.

14.	FORCE MAJEURE

14.1	For the purposes of this Agreement, a “Force Majeure Event” means acts of God, riots, war, terrorist activities, strikes, lock-outs or other industrial disputes, epidemics, governmental restraints, act of legislature and a directive or requirement of a competent authority governing a party, or any other circumstance beyond the reasonable control of the party liable to effect performance of an obligation.

14.2	Neither party shall be liable for failure to perform, or delay in performing, any of its relevant obligations under this Agreement in so far as the performance of such obligations is prevented by a Force Majeure Event in relation to it.

14.3	Each party shall notify the other of the occurrence of a Force Majeure Event applicable to it and shall use all reasonable endeavours to continue to perform its obligations hereunder for the duration of such Force Majeure Event.

14.4	Each party shall have the right to terminate this Agreement without cause if a Force Majeure Event continues for a period of a collective period of 30 days.

15.	THIRD PARTIES’ RIGHTS AND LIABILITY

15.1	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this clause does not affect any right or remedy of a third party which exists or is available apart from that Act.

15.2	The losses or damages incurred or suffered by an Affiliate of a party that arise in connection with this Agreement shall be deemed the losses or damages of that party (so that the direct losses/damages of the Affiliate shall be deemed the direct losses/damages of the relevant party, and the indirect losses of the Affiliate, shall be deemed the indirect losses/damages of the relevant party). All such losses and damages shall be subject to the exclusions and limitations set out in this Agreement.

15.3	This Agreement is solely for the benefit of the parties hereto and does not confer upon any third party any remedy, claim, reimbursement or cause of action or other right other than any as is provided for herein.

16.	DISPUTES AND ARBITRATION

The parties agree that the terms of the Master Separation Agreement which relate to disputes and arbitration (as set out in the Master Separation Agreement) shall apply to this Agreement, and disputes shall be resolved in accordance with those provisions on behalf of the parties to this Agreement by the parties to the Master Separation Agreement.

17.	ASSIGNMENT AND SUB-CONTRACTING

MF Global may not assign or sub-contract any of its rights or obligations under this Agreement. MGP may assign its rights or obligations under this Agreement provided that MGP has also transferred to the assignee of any obligations the relevant asset to enable it to perform such obligations. In the event of an assignment, MGP will remain liable to MF Global in relation to the performance of its obligations under this Agreement.

18.	GENERAL

18.1	Confidentiality

18.1.1	The parties agree that the terms of the Master Separation Agreement which relate to Confidential Information (as defined in the Master Separation Agreement) shall apply to this Agreement and are deemed to be repeated herein (mutatis mutandis) as if set out in this Agreement.

18.1.2	Notwithstanding this clause 18.1, MGP and MF Global each acknowledge and agree that they are each regulated entities, and as such, if one party breaches any relevant laws and regulations, the other party is not prevented under this Agreement or otherwise from reporting such breach to the relevant regulatory authority.

18.1.3	Where permitted by regulation, each party will notify the other party in advance of reporting a breach to a regulatory authority.

18.2	Notices

18.2.1	Save where otherwise provided for in this Agreement, any notice or other communication required to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent to the following relevant address and persons:

(a)	In the case of MGP to:

Sugar Quay, Lower Thames Street,

London, EC3R 6DU

Fax: +44 (0) 20 7144 1919

Attention: Barry Wakefield (“Primary Recipient”)

With a copy to: Tony Marcus (“Secondary Recipient”)

Fax: +44 (0) 20 7144 1919

(b)	In the case of MF Global to:

Address:	717 5th Avenue, New York, NY, 10022 USA

Fax:	+(212) 589 - 6236
Attention:	Howard Schneider (“Primary Recipient”)

With a copy to:	The Company Secretary of MF Global UK Limited
(“Secondary Recipient”)

Address:	Sugar Quay, Lower Thames Street, London, EC3R 6DU
Fax:	+(212) 589 - 6236

18.2.2	Unless there is evidence to indicate otherwise, a notice given under this clause is deemed given:

(a)	if delivered personally, when left at the relevant address;

(b)	if sent by post, except air mail, 2 business days after posting it;

(c)	if sent by air mail, 6 business days after posting it; or

(d)	if sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine.

18.3	Whole Agreement

This Agreement, together with the Master Separation Agreement and the Schedules hereto, contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract, and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement.

18.4	Waiver

No delay or forbearance by any party in exercising any right or remedy shall operate as a waiver of it, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of it or the exercise of any other right or remedy.

18.5	Further Assurances

At any time after the date of this Agreement each party shall, and shall use all reasonable endeavours to procure that any necessary third party shall, at the cost of that party execute such documents and do such acts or things as the other party may reasonably require for the purpose of giving to the other party the full benefit of this Agreement.

18.6	Relationship

18.6.1	Except as expressly otherwise agreed in writing between the parties:

(a)	nothing in this Agreement shall be construed as constituting an agency, partnership or joint venture between MGP, MF Global and/or any of their Affiliates;

(b)	neither party has the authority to act or incur obligations on behalf of the other; and

(c)	neither party has any responsibility for the acts or omissions of the other.

18.6.2	Each party shall each ensure that its Affiliates, employees, agents, delegates or sub-contractors do not hold themselves out as employees or agents of the other.

18.7	Costs

Unless otherwise agreed, each party shall bear its own legal, accountancy and other costs and expenses incurred by it in connection with the preparation and negotiation of this Agreement.

18.8 Severance

18.8.1	If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

18.8.2	The parties will use all reasonable endeavours to agree a replacement provision which shall have, as nearly as possible, the same commercial effect as the ineffective provision.

18.9 Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

18.10 Counterparts

This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

18.11 Governing	Law and Jurisdiction

This Agreement and all matters arising from or connected with it are governed by laws of England and Wales.

SCHEDULE 1

DOMAIN NAMES

PART A

MF DOMAIN NAMES

US /Canada:

	man3rdparty.com	manmarketmonitor.com

	manbrokerage.com	manmarketwatch.com

	manefinance.com	manoptions.com

	manefinance.net	manprofutures.com

	manfinancial.biz	manprotrade.com

	manfinancial.com	mansecurities.com

	manfinancial.info	mansecuritiesinc.com

	manfinancial.us	mansecuritiesinconline.com

	manfinancialdr.com	mansecuritiesonline.com

	manfinancialinc.com	mansimulated.com

	manfinancialonline.com	manssf.com

	manfutures.com	mansystemsassist.com

	manfuturesonline.com	manthirdparty.com

	manfxc.com	mantradingfloor.com

	manfxclear.com	manenergygroup.com

	manfxclearreports.com	manmetals.com

	manfxfox.com	manplastics.com

	manfxlind.com	mancanadafxreports.com

	manfxtrade.com	manenergies.com

	manfxtradeasia.com	fx-manfinancial.ca

	manfxtradecanada.com	fxmanfinancial.ca

manfxtradeeurope.com

manfxtradefox.com

	manfxtradelind.com	mancanada.ca

	manfinancial.ca	mancommodities.ca

	manfinancialcanada.ca	manforex.ca

	manfinancialcanada.com	manfuturestrading.ca

	manfinancialcanadafx.com	manfuturestrading.com

	manfinancial-fx.ca	manfx.ca

	manfinancialgroup.ca	manfxtrade.ca

	manfinancialgroup.com	manonline.ca

mantrading.ca

Singapore:	manfinancial.com.sg	man-cfd.com

	manfinancials.com	manquotes.com

	man-fx.com.sg	mantrader.com

man-efx.com.sg

India:	manfinancial.ae	manfinancial.in

UK:	manbetting.co.uk	tradeatman.com

	manbetting.com	tradefxatman.co.uk

	mansb.co.uk	tradefxatman.com

	mansb.com	mandirectfx.co.uk

	manspreadbet.co.uk	mandirectfx.com

	manspreadbet.com	dealatman.com

	mancapitalfx.com	manexchange.co.uk

	manfx.com	manexchange.com

	betsman.co.uk	manfinancialindex.co.uk

	betsman.com	manfinancialindex.com

	manbets.co.uk	manfinancialspreads.co.uk

manbets.com	manfinspreads.co.uk

manfinancial.net	manindex.co.uk

tradeatman.co.uk	manindex.com

mantrad.co.uk	manfx.co.uk

mantrad.com	manemissions.co.uk

manequities.com	manemissions.com

manspreadex.co.uk	manenergy.co.uk

manspreadex.com	manpowerandemissions.co.uk

manspreadexchange.co.uk	manpowerandemissions.com

manspreadexchange.com	manspreadbetting.co.uk

manspreadtrade.co.uk	manspreadbetting.com

manspreadtrade.com	manaccess.co.uk

manspreadtrading.co.uk	manbrokerage.co.uk

manspreadtrading.com	mandirectrading.co.uk

mandirectil.com	maneqt.co.uk

man-capital.com	manequities.co.uk

mandirect.co.uk	manff.co.uk

manfinancials.co.uk	manfinfut.co.uk

manfinancials.com	manfnd.co.uk

manfinancialsgroup.co.uk	manforex.co.uk

manfinancialsgroup.com	manfrx.co.uk

man-futures.com	manfutures.co.uk

manfuturesdirect.co.uk	manglobal.co.uk

man-securities.com	mangrains.co.uk

mancapital.co.uk	manmarkets.co.uk

man-capital.co.uk	manoptions.co.uk

man-futures.co.uk	mantrading.co.uk

mansecurities.co.uk	cfdman.co.uk

	man-securities.co.uk	cfdman.com

	mansecuritiesltd.co.uk	man-spread-betting.co.uk

	mansecuritiesltd.com	man-spread-betting.com

	mancapitalfx.co.uk	man-spread-trading.co.uk

	man-spread-trading.com	manfinspreads.com

	mandealingroom.com	mandirect.com

manfinancialspreads.com

Taiwan:	manfinancial.com.tw

Hong Kong:	manfinancial.com.hk	manfinancial.hk

Australia:	mancfd.com	manenergy.com.au

	mancfd.com.au	manfinancial.com.au

	mancfds.com	manfinancial.net.au

mancfds.com.au

PART B

CORE DOMAIN NAMES

US /Canada:	manfinancial.com	manmarketmonitor.com

	manfinancialinc.com	manmarketwatch.com

	manfutures.com	manoptions.com

	manfxclear.com	manprofutures.com

	manfxclearreports.com	mansecurities.com

	manfinancial.ca	mansecuritiesinc.com

	manfinancialcanada.ca	mansecuritiesonline.com

	manfinancialcanada.com	mantradingfloor.com

	manfinancial-fx.ca	manmetals.com

	manfinancialgroup.ca	manplastics.com

manenergies.com

mancanada.ca

mancommodities.ca

Singapore:	manfinancial.com.sg	mantrader.com

India:	manfinancial.ae	manfinancial.in

UK:	mancapitalfx.com	tradeatman.com

	manfx.com	dealatman.com

	manbets.co.uk	manfinancialindex.co.uk

	manfinancial.net	manfinancialindex.com

	tradeatman.co.uk	manfinancialspreads.co.uk

	mantrad.com	manindex.co.uk

	manequities.com	manindex.com

	manspreadexchange.co.uk	manfinspreads.co.uk

	manspreadexchange.com	manfx.co.uk

	manspreadtrade.co.uk	manemissions.co.uk

	manspreadtrade.com	manemissions.com

	manspreadtrading.co.uk	manenergy.co.uk

	manspreadtrading.com	manspreadbetting.com

	mandirect.co.uk	manaccess.co.uk

	mancapital.co.uk	manbrokerage.co.uk

	mansecurities.co.uk	manequities.co.uk

	mancapitalfx.co.uk	manfnd.co.uk

	manfinancialspreads.com	manfutures.co.uk

manglobal.co.uk

manmarkets.co.uk

manoptions.co.uk

mantrading.co.uk

mandirect.com

Taiwan:	manfinancial.com.tw

Hong Kong:	manfinancial.com.hk	manfinancial.hk

Australia:	mancfd.com	manenergy.com.au

	mancfd.com.au	manfinancial.com.au

	mancfds.com	manfinancial.net.au

mancfds.com.au

SCHEDULE 2

EXISTING SUBSIDIARIES

Name	Country of Incorporation

Man Financial Australia Ltd	Australia

MF Global Securities Australia Limited	Australia

Man Financial Holdings Canada Ltd (aka Man Financial Canada Co)	Canada

Man Financial Canada Co	Canada

Man Financial SA	France

Man Financial Futures (HK) Ltd	Hong Kong

Man Financial Holdings (HK) Ltd	Hong Kong

Man Financial Securities (HK) Ltd	Hong Kong

Man Financial Foreign Exchange (HK) Ltd	Hong Kong

Man Financial Middle East DMCC	Dubai

Man Financial-Sify Securities India Pvt Ltd	India

Man Financial (India) Private Ltd	India

Man Financial Capital India Pvt Ltd	India

Man Financial Commodities India Pvt Ltd	India

Man Financial Japan Limited	Japan

MF Global Mauritius Private Limited	Mauritius

Man Financial (S) Pte Ltd	Singapore

Man Financial Ltd	UK

Man Securities Ltd	UK

E D & F Man Group Ltd	UK

GNI Holdings Ltd	UK

GNI Ltd	UK

E D & F Man Paris Consultants Ltd	UK

Name	Country of Incorporation

Man Financial Overseas Ltd	UK

Man Financial Holdings Ltd	UK

MF Global Ltd (formerly Botolph Holdings Ltd)	UK

Botolph Nominees Ltd	UK

E D & F Man Nominees Ltd	UK

Clachan Nominees Ltd	UK

MF Global Services UK Limited	UK

GNI SA (in liquidation)	Switzerland

Man Financial Capital Services India Private Limited	India

Man Financial Centralised Services India Private Limited	India

Man Group USA Inc	US

Heinold Asset Management Inc	US

Man Capital LLC	US

Man FX Clear LLC	US

Man Financial Liquidity Management LLC	US

Man Trad LLC	US

Man International Inc	US

Man Financial Inc	US

Man Securities Inc	US

GNI Securities Inc	US

Man Group Finance Inc	US

E D & F Man Finance Inc	US

SCHEDULE 3

M LOGO

SCHEDULE 4

POP-UP

1.	The text of the Pop-up shall be substantially in the form as follows:

Notice of Separation

As mutually agreed by both parties, Man Financial was separated from Man Group plc on [    ] July 2007 and is now known as MF Global, an independent company listed on the New York Stock Exchange.

If you have any queries regarding MF Global or want to access the MF Global website in future, please use the domain name [www.mfglobal.com] and update your favourites list if necessary.

Man Group plc is no longer responsible for the material contained on this website.

SCHEDULE 5

RE-DIRECT WEBSITE

1.	The text of the Redirect Website shall be as follows:

Notice of Separation

Man Financial was separated from Man Group plc and is now known as MF Global, an independent company listed on the New York Stock Exchange.

If you have any queries regarding MF Global or want to access the MF Global website please go to: www.mfglobal.com.

Man Group plc is not responsible for the content of external websites.

2.	For the avoidance of doubt the reference to the domain name www.mfglobal.com in paragraph 1 shall be a static link with no click-through capability.

Signed by _________________	)

a duly authorized	)

representative of	)

MAN GROUP PLC	)

__________________________ Signature

Signed by _________________	)

a duly authorized	)

representative of	)

MF GLOBAL LTD	)

__________________________ Signature